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                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                   EXHIBIT 21 - SUBSIDIARY OF THE REGISTRANT





                          NAME                                          JURISDICTION OF INCORPORATION
       ------------------------------------------                -------------------------------------------
               American Absorbents, Inc.                                            Texas


The corporation listed is a wholly owned subsidiary of the Registrant, and is included in the consolidated financial statements.










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